                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (date of earliest event reported): December 1, 1998


                           UNITED LEISURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                    0-6106               13-2652243
(State or other jurisdiction      (Commission         (I.R.S. Employer
    of Incorporation)             File Number)           I.D. Number)

18081 Magnolia Ave., Fountain Valley, CA                    92708
(Address of Principal Executive Offices)                 (Zip Code)


                                 (714) 378-8761
                        (Registrant's Telephone Number,
                              Including Area Code)


                                      N/A
          (Former name or former address, if changed from last report)

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ITEM 5.   OTHER MATTERS

     Effective the close of business on December 1, 1998, The Nasdaq Stock Market, Inc. ("Nasdaq") delisted the Common Stock of United Leisure Corporation (the "Company") from trading on the Nasdaq SmallCap Market, for failure to meet the minimum bid requirement, as set forth in NASD Marketplace Rules 4310(c)(4). The Company's Common Stock was listed on the Nasdaq SmallCap Market under the symbol "UTDL".

     Under applicable rules of the Securities and Exchange Commission, the Company's Common Stock is immediately eligible to trade on the OTC Bulletin Board. Quotation thereon is subject to the decision of the Company's market makers.

     As a result of the delisting decision by Nasdaq, the Company will not proceed with the proposed reverse stock split of its Common Stock. The Company had previously filed with the Securities and Exchange Commission on May 7, 1998 a definitive Information Statement on Schedule 14C, but has not taken any action to date with respect to implementing such reverse stock split.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                                 UNITED LEISURE CORPORATION



Dated: December 2, 1998                          By  /s/ Harry Shuster
                                                     ----------------------
                                                     Harry Shuster,
                                                     Chief Executive Officer

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